EXHIBIT 5.0

NUTTER McCLENNEN & FISH LLP
ATTORNEYS AT LAW
155 SEAPORT BOULEVARD
BOSTON, MASSACHUSETTS 02210

TELEPHONE:	617-439-2000	FACSIMILE:	617-973-9748

January 20, 2004

Nabi Biopharmaceuticals
5800 Park of Commerce Boulevard N.W.
Boca Raton, Florida 33487

Ladies and Gentlemen:

     Reference is made to that certain Registration Statement on Form S-3 (the “Registration Statement”) which Nabi Biopharmaceuticals (the “Company”), filed on January 20, 2004 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale of up to 500,000 shares (the “Shares”) of the Company’s common stock, par value $.01 per share.

     We have acted as counsel for the Company in connection with the Registration Statement. We have examined such documents and made such other investigation as we have deemed appropriate to render the opinion set forth below. As to matters of fact material to our opinion, we have relied, without independent verification, on certificates and other inquiries of officers of the Company. Based upon the foregoing, we are of the opinion that under the Delaware General Corporation Law (including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those provisions and the Delaware General Corporation Law) the Shares to be sold by the selling security holder have been duly authorized and validly issued and are fully paid and non-assessable.

     We understand that this letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading “Legal Matters.” It is understood that this letter is to be used in connection with the resale of the aforesaid Shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

Very truly yours,

CA/JED/GWR	/s/ Nutter, McClennen & Fish, LLP Nutter, McClennen & Fish, LLP